UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Hidden Ridge Irving, Texas	75038
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation and Leadership Development Committee Actions

On March 4, 2020, at its regularly scheduled first quarter meeting, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors of Pioneer Natural Resources Company (the “Company”) approved the actions summarized below with regard to the compensation of Scott D. Sheffield, the Company’s Chief Executive Officer (the “CEO”), and the other “named executive officers” (the executive officers of the Company for whom disclosure was required in the Company’s proxy statement for its 2019 Annual Meeting of Stockholders, referred to in this report as “NEOs”) currently with the Company.

1. Base Salaries. The Committee did not increase base salaries for the NEOs for 2020, setting them as follows:

NEO	2020 Base Salary
Scott D. Sheffield	$1,250,000
Richard P. Dealy	620,000
Mark S. Berg	475,000
Chris J. Cheatwood	475,000
J.D. Hall	475,000

2. 2020 Annual Cash Bonus Incentive Program Target Percentages. The Committee did not increase the target bonus percentages for the NEOs under the Company’s 2020 Annual Cash Bonus Incentive Program. The 2020 bonus target percentage for each NEO is set forth below, and is shown as a percentage of 2020 base salary, but the actual amount paid may be less than, equal to or greater than the target level depending on performance (but not greater than 250% of target):

NEO	2020 Bonus Target Percentage
Scott D. Sheffield	130%
Richard P. Dealy	100%
Mark S. Berg	80%
Chris J. Cheatwood	80%
J.D. Hall	80%

3. Certain Changes to the Long-Term Incentive Plan Program and 2020 Equity Awards. Commencing with the long-term incentive awards granted in 2020, the Compensation Committee changed the allocation of such awards as between performance-based units and time-based awards. The allocation of the target value of the CEO’s equity awards to performance units was increased from 50% to 100%, and the allocation to performance units for the other NEOs was increased from 50% to 60%.

For 2020, the Committee did not increase the target dollar values of the NEOs’ long-term incentive awards, and granted awards of performance units and restricted stock or restricted stock units under the Company’s Amended and Restated 2006 Long-Term Incentive Plan to the NEOs as follows:

NEO	Target Number of Performance Units Awarded	Number of Restricted Shares/RSUs Awarded
Scott D. Sheffield	60,240	—
Richard P. Dealy	10,702	7,134
Mark S. Berg	8,597	5,732
Chris J. Cheatwood	8,597	5,732
J.D. Hall	8,597	5,732

The restricted stock awards will vest ratably over three years, provided the officer remains employed with the Company. For tax reasons, the awards to Messrs. Berg and Cheatwood were granted in the form of restricted stock units, which generally have the same terms as the restricted stock, including being settled in common stock of the Company over a three-year vesting period. The NEOs’ equity award agreements provide for a double trigger; that is, the awards will not automatically accelerate upon a change in control, and will only vest prior to the scheduled vesting date if a qualifying termination event occurs.

Performance units entitle the recipient to the payment of shares if, and only if, the performance of the Company’s common stock relative to that of the Company’s peers ranks the Company above a “threshold” level. Payouts can range from zero percent to 250 percent of the target number of performance units depending on the Company’s relative ranking. Dividends declared during the performance period will be paid at the end of the three-year performance period only on shares delivered for earned units up to a maximum of target shares. The NEOs’ equity award agreements for the performance units also provide for a double trigger. Vesting will not automatically accelerate upon a change in control, and will only vest prior to the vesting date if a qualifying termination event occurs; provided that payout will be measured based on the Company’s actual performance as of the date of the change in control.

4. 2019 Annual Cash Bonus Program Incentive Payout. The Committee approved the payout of cash bonus awards to the NEOs, based on the Committee’s assessment of 2019 performance, as follows:

NEO	Amount of 2019 Cash Bonus Award
Scott D. Sheffield	$2,275,000
Richard P. Dealy	868,000
Mark S. Berg	532,000
Chris J. Cheatwood	532,000
J.D. Hall	638,400

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor,
Vice President and Chief Accounting Officer

Dated: March 10, 2018